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                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                                   GARY JONAS

                                      AND

                           TLC THE LASER CENTER INC.

                                   MADE AS OF

                               September 1, 1997
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                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT made as of September 1, 1997;

B E T W E E N:

            Gary Jonas
            (hereinafter referred to as the "Employee"),

                                                              OF THE FIRST PART,

                                    - and -

            TLC The Laser Center Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (hereinafter referred to as the "Employer"),

                                                             OF THE SECOND PART.

            THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

                            ARTICLE ONE - EMPLOYMENT

1.1 Employment

      Subject to the terms and conditions herein contained, the Employee shall be employed by the Employer as Executive Vice President of the Employer, and shall perform such duties and exercise such powers related thereto as may from time to time be assigned to him by the Employer.

1.2 Term of Employment

      The employment of the Employee hereunder shall commence on September 1, 1997 and shall be for a period of five (5) years to terminate on August 30, 2002, subject to any renewal of this Agreement pursuant to Section 5.1 and subject to earlier termination of this Agreement pursuant to Sections 4.1 and 4.2.

1.3 Place of Employment

      The Employee shall perform his work and services for the Employer or for an Affiliate (which includes any parent, subsidiary or other corporation associated or affiliated with the Employer, including without limitation, 20/20 Laser Centers, Inc. ("20/20")) as may be designated by the Employer from time to time in Bethesda, Maryland.


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                           ARTICLE TWO - REMUNERATION

2.1 Salary

      The Employer shall pay the Employee during the term of this Agreement a gross annual salary of $U.S.220,000.00 payable bi-weekly in arrears. Such salary shall be reviewed by the parties annually during each anniversary date of this Agreement and any changes in such salary shall be as agreed upon in writing between the parties.

2.2 Benefits

      The Employee will be entitled to participate in the benefit plans generally available to employees of the Employer and/or 20/20 Laser Centers, Inc. in effect from time to time. The Employee acknowledges receiving a written summary of the terms of such benefit plans. The Employee shall be entitled to receive stock options on December 1, 1997 in accordance with the Employer's Stock Option Plan as a senior management employee, but shall not be entitled to participate in such Plan in any year thereafter.

2.3 Vacation

      During the term of this Agreement the Employee shall be entitled to four weeks vacation per annum. Such vacation shall be taken at a time or times acceptable to the Employer having regard to its operations.

2.4 Expenses

      The Employee shall be reimbursed for all authorized travelling and other out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder. For all such expenses the Employee shall furnish to the Employer statements and vouchers as and when required by the Employer.

                      ARTICLE THREE - EMPLOYEE'S COVENANTS

3.1 Service

      The Employee shall devote the whole of his time, attention and ability to the business of the Employer or to the business of any other person as authorized by the Employer and shall well and faithfully serve the Employer and shall use his best efforts to promote the interests of the Employer, provided however, that the Employee shall be entitled to serve on, and receive compensation from, boards of directors and advisory boards for other companies so long as such duties do not conflict with or interfere with his duties for the Employer.


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3.2 Duties and Responsibilities

      The Employee shall duly and diligently perform all the duties assigned to him while in the employ of the Employer, and shall truly and faithfully account for and deliver to the Employer all money, securities and things of value belonging to the Employer which the Employee may from time to time receive for, from or on account of the Employer.

3.3 Rules and Regulations

      The Employee shall be bound by and shall faithfully observe and abide by all the rules and regulations of the Employer from time to time in force which are brought to his notice or of which he should reasonably be aware.

3.4 Non-Disclosure

      The Employee shall not (either during the continuance of the employment or at any time thereafter) disclose any information relating to the private or confidential affairs of the Employer or relating to any secrets of the Employer to any person other than for the Employer's purposes and, without limiting the generality of the foregoing, the Employee shall not (either during the continuance of the employment or at any time thereafter) disclose to any person other than for the Employer's purposes and shall not (either during the continuance of the employment or at any time thereafter) use for his own purposes or for any purposes other than those of the Employer any such information or secrets he may acquire in relation to the business of the Employer.

3.5 Non-Competition

      (1) The Employee shall not, without the prior written consent of the Employer, at any time for a period of eighteen (18) months following the date of termination of this Agreement for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any person as principal, agent, employee, shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed two percent (2%) of the outstanding shares so listed) or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person engaged in or concerned with or interested in within North America in the business of internet electronic commerce (as conducted by the Employer in the eye care or health care industry at the time of the Employee's termination of employment) or laser vision correction services (the "Business"). The parties acknowledge, however, that Employee may be employed by a company such as an advertising agency, an accounting firm, a law firm, or consulting firm or similar type of company or firm that has clients who are in the Business so long as the total annual billings attributable to the client or clients in the Business do not exceed 25% of the total annual billings of the employer company or firm.


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      (2) The Employee confirms that all restrictions in Section 3.5(1) are reasonable and valid and all defences to the strict enforcement thereof by the Employer are waived by the Employee.

3.6 Inventions and Patents

      In the event the Employee contributes to any patentable invention arising out of or in the course of his employment hereunder, any such patentable invention shall be the exclusive property of the Employer and the Employer shall have the exclusive right to file patent applications in the name of the Employer in connection therewith and the Employee shall cooperate with the Employer and provide all necessary assistance in the filing and prosecution of such patent applications.

                    ARTICLE FOUR - TERMINATION OF EMPLOYMENT

4.1 Termination by Employer for Cause

      The Employer may terminate this Agreement at any time for cause without payment of any compensation either by way of anticipated earnings or damages of any kind. For purposes of this Agreement, "cause" shall be any of the following:
(i) conviction of a felony; (ii) breach of fiduciary duty; (iii) breach of this agreement; or (iv) failure to perform stated duties. The phrase "failure to perform stated duties" is not intended to refer to a subjective evaluation of performance, but rather is intended to refer to the employee's unwillingness to perform a duty that has been clearly stated as being part of his/her responsibilities.

4.2 Termination by Employer or Employee on Notice; Severance

      The Employer or the Employee may terminate this Agreement upon the giving of six months written notice to the other party. Notwithstanding the foregoing, the Employer may terminate this Agreement immediately upon paying to the Employee six months' salary in lieu of such notice and upon making the benefit plan contributions or otherwise providing for full benefits during the six month period following an immediate termination. The Employee agrees that the Employer may deduct from any payment of salary in lieu of notice hereunder the Employee's benefit plan contributions which were regularly made during the term of this Agreement in accordance with the terms of all benefit plans to be maintained hereunder for the minimum period prescribed by law. In the event the Employer terminates the Employee for cause (as defined above), then the Employee shall not be entitled to any notice or severance salary or benefits.

4.3 Fair and Reasonable

      The parties confirm that the notice and pay in lieu of notice provisions contained in Section 4.2 are fair and reasonable and the parties agree that upon any termination of this Agreement by the Employer in compliance with Sections
4.1 or 4.2 or upon any termination of this Agreement by the Employee, the Employee shall have no action, cause of action, claim or demand against the Employer or any other person as a consequence of such termination other than a claim for salary and benefits until the effective date of such termination.

4.4 Return of Property


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      Upon any termination of this Agreement the Employee shall at once deliver or cause to be delivered to the Employer all books, documents, effects, money, securities or other property belonging to the Employer or for which the Employer is liable to others, which are in the possession, charge, control or custody of the Employee.

4.5 Provisions which Operate Following Termination

      Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of Sections 3.4, 3.5, 3.6 and 4.4 of this Agreement and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.

                      ARTICLE FIVE - RENEWAL OF AGREEMENT

5.1 This Agreement shall continue for successive periods of one year's duration beyond the original term described in Section 1.2 (subject to the termination provisions set forth in Section 4 hereof) on the same terms and conditions of employment or on such terms and conditions of employment as are agreed upon in writing between the parties unless either party has given the requisite notice to terminate under Article Four hereof.

                             ARTICLE SIX - GENERAL

6.1 Sections and Headings

      The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

6.2 Number

      In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

6.3 Benefit of Agreement

      This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Employer, respectively.

6.4 Entire Agreement


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      This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

6.5 Amendments and Waivers

      No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

6.6 Severability

      If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.7 Notices

      Any demand, notice or other communication (hereinafter in this Section 6.8 referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

            To the Employee:

                  6701 Democracy Boulevard
                  Bethesda, MD
                  20817


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            To the Employer:

                  255 Queens Avenue
                  Suite 1660
                  London, Ontario
                  Canada N6A5R8

                  Attention: General Counsel

or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the 5th day, other than a Saturday, Sunday or statutory holiday in Ontario, following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.

6.8 Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the federal laws of the United States of America applicable therein.

6.9 Copy of Agreement

      The Employee hereby acknowledges receipt of a copy of this Agreement duly signed by the Employer.

      IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED  )
                              )
in the presence of:           )
                              )
                              )
/s/ M. H. Walker              )     /s/ Gary Jonas           (s)
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Witness                       )     Gary Jonas


                              TLC THE LASER CENTER INC.


                              By: /s/ R. J. Kelly
                                  ---------------------------


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